Investor Contact: Alex Ovshey
Graphic Packaging Holding Company
404-710-8431
alex.ovshey@graphicpkg.com

Graphic Packaging Holding Company Reports First Quarter 2018 Results

Highlights

•	Q1 Net Sales were $1,476.0 million versus $1,061.5 million in the prior year period.

•	Q1 Earnings per Diluted Share were $0.10 versus $0.12 in the prior year period.

•	Q1 Adjusted Earnings per Diluted Share were $0.19 versus $0.14 in the prior year period.

•	Q1 Net Income was $29.9 million versus $37.0 million in the prior year period.

•	Q1 Adjusted EBITDA was $230.8 million versus $160.9 million in the prior year period.

•	Completed the combination with International Paper Company’s North America Consumer Packaging business (“SBS mill and foodservice converting assets”) on January 1, 2018.

ATLANTA, GA, April 24, 2018. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for first quarter 2018 of $29.9 million, or $0.10 per share, based upon 311.3 million weighted average diluted shares. This compares to first quarter 2017 Net Income of $37.0 million, or $0.12 per share, based on 314.1 million weighted average diluted shares.
First quarter 2018 Net Income was negatively impacted by a net $28.2 million of special charges that are detailed in the Reconciliation of Non-GAAP Financial Measures table. When adjusting for these charges, Adjusted Net Income for the first quarter of 2018 was $58.1 million, or $0.19 per diluted share. This compares to first quarter 2017 Adjusted Net Income of $42.7 million or $0.14 per diluted share.
“We are very pleased with our performance in the first quarter following the new combination with the SBS mill and foodservice converting assets and are encouraged by the positive volume and productivity momentum in the business during the second quarter. First quarter Adjusted EBITDA of $231 million was in line with our expectations and results from the SBS mill and foodservice converting assets were solid,” said President and CEO Michael Doss. “The business operated well in the quarter generating $17 million in performance improvements. Pricing improved by $6 million during the quarter reflecting the benefits of pricing initiatives executed in 2017. Importantly, we successfully implemented open market paperboard price increases across our coated recycled, coated unbleached kraft, and solid bleached sulfate paperboard grades in the first quarter 2018, which we expect will positively impact results in the second half of 2018 and in 2019. We remain focused on offsetting our commodity input cost inflation with pricing initiatives, consistent with our long term track record.”

Operating Results
Net Sales
Net Sales increased 39% to $1,476.0 million in the first quarter of 2018, compared to $1,061.5 million in the prior year period. The $414.5 million increase was driven by $359.5 million of revenue from the SBS mill and foodservice converting assets, $25.5 million of improved volume/mix related primarily to acquisitions, $24.0 million of favorable foreign exchange, and $5.5 million of higher pricing.
Attached is supplemental data highlighting Net Tons Sold for the first quarter of 2018 and for each quarter of 2017.

EBITDA
EBITDA for the first quarter of 2018 was $187.6 million, or $35.3 million higher than the first quarter of 2017. After adjusting both periods for business combinations and other special charges, Adjusted EBITDA increased 43% to $230.8 million in the first quarter of 2018 from $160.9 million in the first quarter of 2017. When comparing against the prior year quarter, Adjusted EBITDA in the first quarter of 2018 was positively impacted by $59.2 million of Adjusted EBITDA from the SBS mill and foodservice converting assets, $16.7 million of improved net operating performance, $5.5 million of higher pricing, $5.5 million of favorable exchange rates, and $0.8 million of favorable volume/mix. These benefits were partially offset by $15.0 million of commodity input cost inflation (primarily freight) and $2.8 million of other inflation (primarily labor and benefits).

Other Results
Total Debt (Long-Term, Short-Term and Current Portion) increased $824.8 million during the first quarter of 2018 to $3,111.8 million compared to the fourth quarter 2017, primarily reflecting $660 million of debt assumed from the combination with the SBS mill and foodservice converting assets. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) increased $839.7 million during the first quarter of 2018 to $3,059.3 million compared to the fourth quarter 2017. The Company's first quarter pro forma 2018 Net Leverage Ratio was 3.27 times Adjusted EBITDA compared to 3.12 times at the end of 2017.
At March 31, 2018, the Company had available global liquidity of $1,068.0 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $28.8 million in the first quarter of 2018, up compared to the $21.3 million reported in the first quarter of 2017, primarily reflecting the $660 million of debt assumed and higher average borrowing rates.
Capital expenditures for the first quarter of 2018 were $92.1 million compared to $76.1 million in the first quarter of 2017.
First quarter 2018 Income Tax Expense was $5.1 million, compared to a $17.6 million expense in the first quarter of 2017. First quarter tax expense included a $4.2 million non-cash benefit related to the full-year impact from incorporating in slightly lower deferred state and local income tax assumptions for the Company following the combination with the SBS mill and foodservice converting assets.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Total Net Debt and pro forma Net Leverage Ratio is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 am eastern time today (April 24, 2018) to discuss the results of first quarter 2018. To access the conference call, please go to the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com and click the audio webcast link. For those calling from within North America, dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID #61299960). Supporting materials for our conference call have also been posted to the website. Replays of the call will be available for one week following the completion of the call and can be accessed by dialing 855-859-2056.

Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in solid bleached sulfate paperboard, coated unbleached kraft paperboard and coated recycled paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2018	2017
Net Sales	$1,476.0	$1,061.5
Cost of Sales	1,253.5	889.6
Selling, General and Administrative	121.3	91.9
Other Expense (Income), Net	0.9	(0.2)
Business Combinations and Shutdown and Other Special Charges, Net	26.3	8.6
Income from Operations	74.0	71.6
Nonoperating Pension and Postretirement Benefit Income	4.2	3.9
Interest Expense, Net	(28.8)	(21.3)
Loss on Modification or Extinguishment of Debt	(1.9)	—
Income before Income Taxes and Equity Income of Unconsolidated Entity	47.5	54.2
Income Tax Expense	(5.1)	(17.6)
Income before Equity Income of Unconsolidated Entity	42.4	36.6
Equity Income of Unconsolidated Entity	0.3	0.4
Net Income	42.7	37.0
Net Income Attributable to Noncontrolling Interest	(12.8)	—
Net Income Attributable to Graphic Packaging Holding Company	$29.9	$37.0

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.10	$0.12
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.10	$0.12

Weighted Average Number of Shares Outstanding - Basic	310.6	312.9
Weighted Average Number of Shares Outstanding - Diluted	311.3	314.1

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	March 31, 2018	December 31, 2017

ASSETS

Current Assets:
Cash and Cash Equivalents	$52.5	$67.4
Receivables, Net	742.7	422.8
Inventories, Net	964.4	634.0
Other Current Assets	65.5	45.7
Total Current Assets	1,825.1	1,169.9
Property, Plant and Equipment, Net	3,104.1	1,867.2
Goodwill	1,607.2	1,323.0
Intangible Assets, Net	514.9	436.5
Other Assets	79.0	66.4
Total Assets	$7,130.3	$4,863.0

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$55.6	$61.3
Accounts Payable	613.6	516.5
Other Accrued Liabilities	334.1	273.6
Total Current Liabilities	1,003.3	851.4
Long-Term Debt	3,043.5	2,213.2
Deferred Income Tax Liabilities	437.4	321.8
Other Noncurrent Liabilities	203.2	184.7

Redeemable Noncontrolling Interest	285.1	—

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 310,279,527 and 309,715,624 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	3.1	3.1
Capital in Excess of Par Value	2,077.8	1,683.6
Accumulated Deficit	(49.4)	(56.0)
Accumulated Other Comprehensive Loss	(322.9)	(338.8)
Total Graphic Packaging Holding Company Shareholders' Equity	1,708.6	1,291.9
Noncontrolling Interest	449.2	—
Total Equity	2,157.8	1,291.9
Total Liabilities and Shareholders' Equity	$7,130.3	$4,863.0

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
In millions	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$42.7	$37.0
Non-cash Items Included in Net Income:
Depreciation and Amortization	109.8	75.0
Deferred Income Taxes	(3.1)	11.9
Amount of Postretirement Expense Less Than Funding	(1.2)	(11.9)
Other, Net	7.4	4.1
Changes in Operating Assets and Liabilities	(345.7)	(207.8)
Net Cash Used in Operating Activities	(190.1)	(91.7)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(88.9)	(69.2)
Packaging Machinery Spending	(3.2)	(6.9)
Acquisition of Businesses, Net of Cash Acquired	(3.5)	—
Beneficial Interest on Sold Receivables	282.6	130.2
Beneficial Interest Obtained in Exchange for Proceeds	(138.0)	(10.1)
Other, Net	(2.3)	(1.2)
Net Cash Provided by Investing Activities	46.7	42.8

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	—	(40.1)
Payments on Debt	(125.0)	(6.3)
Borrowings under Revolving Credit Facilities	610.9	310.1
Payments on Revolving Credit Facilities	(323.5)	(206.4)
Repurchase of Common Stock related to Share-Based Payments	(4.0)	(10.0)
Debt Issuance Costs	(7.9)	—
Dividends Paid	(23.2)	(23.6)
Other, Net	—	2.2
Net Cash Provided by Financing Activities	127.3	25.9
Effect of Exchange Rate Changes on Cash	1.2	1.3
Net Decrease in Cash and Cash Equivalents	(14.9)	(21.7)
Cash and Cash Equivalents at Beginning of Period	67.4	59.1
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$52.5	$37.4

Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Cash Flow from Operating Activities, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Cash Flow from Operating Activities, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Cash Flow from Operating Activities, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Cash Flow from Operating Activities, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Cash Flow from Operating Activities, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended
	March 31,
In millions, except per share amounts	2018	2017
Net Income Attributable to Graphic Packaging Holding Company	$29.9	$37.0
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	12.8	—
Income Tax Expense	5.1	17.6
Equity Income of Unconsolidated Entity	(0.3)	(0.4)
Interest Expense, Net	28.8	21.3
Depreciation and Amortization	111.3	76.8
EBITDA	187.6	152.3
Gain on Sale of Assets	(1.5)	—
Charges Associated with Business Combinations and Shutdown and Other Special Charges(a)	42.8	8.6
Loss on Modification or Extinguishment of Debt	1.9	—
Adjusted EBITDA	$230.8	$160.9

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	15.6%	15.2%

Net Income Attributable to Graphic Packaging Holding Company	$29.9	$37.0
Gain on Sale of Assets	(1.5)	—
Charges Associated with Business Combinations and Shutdown and Other Special Charges(a)	42.8	8.6
Loss on Modification or Extinguishment of Debt	1.9	—
Tax Impact of Business Combinations, Shutdown and Other Special Charges, and Loss on Modification or Extinguishment of Debt	(9.6)	(2.9)
Noncontrolling Interest, Net of Tax	(5.4)	—
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$58.1	$42.7

Adjusted Earnings Per Share - Basic	$0.19	$0.14
Adjusted Earnings Per Share - Diluted	$0.19	$0.14

(a) For the Three Months Ended March 31, 2018, $15.0 million is recorded in costs of sales for inventory valuation adjustments related to business combinations.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	March 31,	March 31,	December 31,
In millions	2018	2017	2017
Net Income	$293.1	$207.5	$300.2
Add (Subtract):
Net Loss Attributable to Noncontrolling Interest	12.8	—	—
Income Tax (Benefit) Expense	(58.0)	77.6	(45.5)
Equity Income of Unconsolidated Entities	(1.6)	(1.8)	(1.7)
Interest Expense, Net	97.2	81.0	89.7
Depreciation and Amortization	371.8	328.5	337.3
EBITDA	715.3	692.8	680.0
Charges Associated with Business Combinations and Shutdown and Other Special Charges	70.1	38.5	35.9
Gain on Sale of Assets, Net	(5.2)	—	(3.7)
Loss on Modification or Extinguishment of Debt	1.9	—	—
Adjusted EBITDA	782.1	731.3	712.2
EBITDA Attributable to NACP from April 1, 2017 to December 31, 2017	153.0	—	—
Adjusted EBITDA for Purposes of Calculating Net Leverage Ratio	$935.1	$731.3	$712.2

	March 31,	March 31,	December 31,
Calculation of Net Debt:	2018	2017	2017
Short-Term Debt and Current Portion of Long-Term Debt	$55.6	$69.0	$61.3
Long-Term Debt (a)	3,056.2	2,198.9	2,225.7
Less:
Cash and Cash Equivalents	(52.5)	(37.4)	(67.4)
Total Net Debt	$3,059.3	$2,230.5	$2,219.6

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.27	3.05	3.12
(a) Excludes unamortized deferred debt issue costs.

	Three Months Ended
	March 31,
In millions	2018	2017
Net Cash Used in Operating Activities	$(190.1)	$(91.7)
Net Cash Receipts from Receivables Sold	144.6	120.1
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	26.5	4.8
Adjusted Net Cash Provided by Operating Activities	$(19.0)	$33.2

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2018

Net Tons Sold (000's)	963.7	—	—
2017

Net Tons Sold (000's)	726.8	733.9	743.1	720.0